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                                                                    EXHIBIT 3.72



                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 1998, AT 4:30 O'CLOCK P.M.






                                             /s/ Edward J. Freel
         [STATE OF DELAWARE SEAL]            ----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:             9231876
                                             DATE:                      08-03-98

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                            CERTIFICATE OF FORMATION

                                       OF

                  CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC

           The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

           FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

                  Chancellor Media/Shamrock Radio Licenses, LLC

           SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

                  The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, New Castle County, Delaware 19801


Executed on July 30, 1998



                                                   /s/ Jane C. Serena
                                                   ----------------------------
                                                   Jane C. Serena
                                                   Authorized Person
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                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                 CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC

                      A Delaware Limited Liability Company
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                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                 CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC


           This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC (the "Company") is effective as of July 30, 1998.

           1. Formation of Limited Liability Company. Chancellor Media/Shamrock Broadcasting, Inc. (the "Member") hereby forms the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C sections.18-101, et seq., as it may be amended from time to time, and any successor to such statute (the "Act"). The rights and obligations of the Member and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

           2. Members. Chancellor Media/Shamrock Broadcasting, Inc. is the sole member of the Company.

           3. Purpose. The purpose of the Company is to engage in any and all other lawful businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

           4. Name. The name of the Company shall be "CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC".

           5. Registered Agent and Principal Office. The registered office and registered agent of the Company in the State of Delaware shall be as the Member may designate from time to time. The Company may have such other offices as the Member may designate from time to time. The mailing address of the Company shall be c/o Chancellor Media Corporation, 300 Crescent Court, Suite 600, Dallas, Texas 75201.

           6. Term of Company. The Company shall commence on the date a Certificate of Formation (the "Certificate") first is properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

           7. Management of Company. All decisions relating to the business, affairs and properties of the Company shall be made by the Member. The Member may appoint a Chairman, a President and one or more Executive Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company (the "Officers"). To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name
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and on behalf of the Company. No such delegation shall cause the Member to cease to be a Member. The initial Officers of the Company are set forth on Schedule A hereto.

           8. Distributions. Each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member.

           9. Capital Accounts. A capital account shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv).

           10. Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up upon the written consent of the Member.

           11. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

           12. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.


                                  Chancellor Media/Shamrock Broadcasting, Inc.


                                  By: /s/ Illegible Signature
                                     ------------------------------------------
                                  Name:.
                                  Title:
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                                   SCHEDULE A

                                    OFFICERS


NAME                               TITLE

Jeffrey A. Marcus                  President and Chief Executive Officer

Matthew E. Devine                  Vice President, Chief Financial Officer and
                                   Treasurer

James E. de Castro                 Vice President

Omar Choucair                      Vice President and Assistant Secretary

Andrea Hulcy                       Vice President and Assistant Secretary

Kenneth J. O'Keefe                 Vice President

Eric C. Neuman                     Vice President